SECOND AMENDMENT TO CREDIT AGREEMENT


         THIS SECOND AMENDMENT TO CREDIT AGREEMENT ("Amendment") is made and entered into by and between USANA Health Sciences, Inc., a Utah corporation ("Borrower") and Bank of America, N.A., a national banking association ("Bank").

                                    Recitals

         A. Borrower and Bank are parties to that certain Credit Agreement dated March 26, 2001, as amended by that certain letter agreement dated January 25, 2002, by that certain letter agreement dated May 8, 2002, by that certain First Amendment to Credit Agreement dated as of April 17, 2002 and by that certain letter agreement dated July 23, 2002 (as amended or otherwise modified, the "Credit Agreement") pursuant to which, among other things, Bank made available a revolving line of credit in the amount of $12,500,000 and a term loan to Borrower in the amount of $10,000,000.

         B. Borrower has requested that Bank reduce the amount of the revolving line of credit to $10,000,000 and extend the maturity thereof to September 1, 2004 and to make certain other changes to the Credit Agreement, which Bank has agreed to do on the terms and conditions herein contained.

         NOW THEREFORE, in consideration of the foregoing, Borrower and Bank agree as follows:

                                    Agreement

1. DEFINED TERMS. Capitalized terms not otherwise defined herein shall have the meanings given in theCredit Agreement.

2. AMENDMENTS TO CREDIT AGREEMENT. The Loan Agreement is amended as follows:

                  (a) Amendment to Section 1.6. Section 1.6 is amended and restated to read as follows:

                           1.6   Credit Limit shall mean $10,000,000.

                  (b) Amendment to Section 1.23. Section 1.23 is amended and restated to read as follows:

                           1.23 Termination Date shall mean September 1, 2004,
                  or such earlier date upon which Bank's commitment to make Advances or issue Letters of Credit is terminated pursuant to Subsection 10.2(a).

                  (c) Amendment to Section 8.2. Section 8.2 is amended and restated to read as follows:

                           8.2 Tangible Net Worth. Maintain as of the end of
                  each of Borrower's fiscal quarters, a Tangible Net Worth of not less than the sum of (a) $12,000,000, plus (b) 50% of the cumulative net income of Borrower for all fiscal quarters ended after December 31, 2000, in which Borrower's net income was greater than zero, plus (c) 100% of the amount, if any, by which the shareholders' equity of Borrower has increased since December 31, 2000 as a result of the issuance of capital stock or the conversion of debt securities into capital stock, minus
                  (d) the aggregate amount of Borrower's capital stock purchased, retired, or redeemed by Borrower during the period commencing September 1, 2002 and ending December 31, 2003 up to a maximum amount of $5,000,000 minus (e) the aggregate amount of (i) Borrower's capital stock purchased, retired, or redeemed by Borrower plus (ii) cash dividends paid by Borrower on its capital stock, in each case after December 31, 2003, up to a maximum amount equal to 25% of the cumulative net income of Borrower for all fiscal quarters ended after December 31, 2003.

                  (d) Amendment to Section 9.6. Section 9.6 is amended and restated to read as follows:

                           9.6 Capital Structure. Purchase, retire, or redeem
                  any of its capital stock or otherwise effect any change in Borrower's capital structure, except that (a) at any time during the period commencing September 1, 2002 and ending December 31, 2003, Borrower may purchase, retire, or redeem its capital stock in an aggregate amount not to exceed $5,000,000 and (b) at any time after December 31, 2003, Borrower may purchase, retire, or redeem its capital stock in an aggregate amount not to exceed the sum of (i) 25% of the cumulative net income of Borrower for all fiscal quarters ended after December 31, 2003 minus (ii) the cumulative amount of cash dividends paid by Borrower on its capital stock after December 31, 2003.

                  (e) Amendment to Section 9.7. Section 9.7 is amended and restated to read as follows:

                           9.7 Dividends. Declare or pay any dividend on any
                  class of Borrower's capital stock, except dividends payable in the form of its capital stock, except that at any time after December 31, 2003, Borrower may declare and pay cash dividends on its capital stock in an aggregate amount not to exceed the sum of (i) 25% of the cumulative net income of Borrower for all fiscal quarters ended after December 31, 2003 minus (ii) the cumulative amount of Borrower's capital stock purchased, retired, or redeemed by Borrower after December 31, 2003.

3. CONDITIONS TO EFFECTIVENESS. Notwithstanding anything contained herein to the contrary, this Amendment shall not become effective until each of the following conditions is fully and simultaneously satisfied:

                  (a) Delivery of Amendment. Borrower and Lender shall have executed and delivered counterparts of this Amendment to each other;

                  (b) Corporate Authority. Lender shall have received such evidence of corporate authority and action as Lender shall request demonstrating that the execution, delivery and performance of this Amendment has been duly authorized by Borrower;

                  (c) Amendment Fee. Lender shall have received payment of an amendment fee in the amount of $15,000, which fee shall be deemed fully earned when due and non-refundable when paid;

                  (d) Representations True; No Default. The representations of Borrower as set forth in Article 7 of the Credit Agreement shall be true on and as of the date of this Amendment with the same force and effect as if made on and as of this date. No Event of Default and no event which, with notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing or will occur as a result of the execution of this Amendment; and

                  (e) Other Documents. Lender shall have received such other documents, instruments, and undertakings as Lender may reasonably request.

4. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lender that each of the representations and warranties set forth in Article 7 of the Credit Agreement is true and correct in each case as if made on and as of the date of this Amendment and Borrower expressly agrees that it shall be an additional Event of Default under the Credit Agreement if any representation or warranty made hereunder shall prove to have been incorrect in any material respect when made.

5. NO FURTHER AMENDMENT. Except as expressly modified by this Agreement, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder.

6. RESERVATION OF RIGHTS. Borrower acknowledges and agrees that the execution and delivery by Bank of this Agreement shall not be deemed to create a course of dealing or otherwise obligate Bank to forbear or execute similar amendments under the same or similar circumstances in the future.

7.       MISCELLANEOUS.

                  (a) This Agreement comprises the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, representations or commitments.

                  (b) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same Agreement.

                  (c) This Agreement and the rights and obligations of the parties hereto shall be construed and interpreted in accordance with the internal laws of the State of Washington.

         EXECUTED AND DELIVERED by the duly authorized officers of the parties as of the date first above written.

         Dated as of August 21, 2002.

Borrower:                             Bank:

USANA HEALTH SCIENCES, INC.           BANK OF AMERICA, N.A.



By /s/ Gilbert A. Fuller              By /s/ Mark N. Crawford
   -------------------------------       -------------------------------------
   Gilbert A. Fuller, SVP & CFO          Mark N. Crawford, Senior Vice President




                                       3